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                                 Exhibit 10-12


                 PRENTISS PROPERTIES ACQUISITION PARTNERS, L.P.

                   Thirteenth Amendment to the Second Amended
                and Restated Agreement of Limited Partnership of
                 Prentiss Properties Acquisition Partners, L.P.,
                      Establishing the Series D Cumulative
              Convertible Redeemable Preferred Units of Partnership
                      Interest and Fixing Distribution and
                   Other Preferences and Rights of Such Units

                                    RECITALS

         A. The Board of Trustees of Prentiss Properties Trust (the "Trust") has adopted a resolution designating and classifying 3,773,585 unissued and unclassified preferred shares of beneficial interest of the Trust as Series D Cumulative Convertible Redeemable Preferred Shares of Beneficial Interest (the "SERIES D PREFERRED SHARES").

         B. Pursuant to Section 4.02 and Article XI of the Second Amended and Restated Agreement of Limited Partnership (the "AGREEMENT") of Prentiss Properties Acquisition Partners, L.P. (the "Partnership"), Prentiss Properties I, Inc. as the sole general partner of the Partnership (the "General Partner"), desires to amend the Agreement to establish the Series D Cumulative Convertible Redeemable Preferred Units of Partnership Interest (the "SERIES D PREFERRED UNITS") with economic interests substantially similar to those of the Series D Preferred Shares.

         NOW, THEREFORE, the General Partner hereby adopts the following amendment to the Partnership Agreement:

         I. AMENDMENT TO SECTION 4.02 (d). Section 4.02(d) is deleted in its entirety.

         II.   AMENDMENT TO SECTION 4.02. Section 4.02 is amended by adding
Section 4.02(g), as follows:

(g) Series D Cumulative Convertible Redeemable Preferred Units of Partnership Interest.

         Section 1. DEFINITIONS. For purposes of the Series D Preferred Units, the following terms shall have the meanings indicated:

                     "Applicable Treasury Rate," for each Dividend Period, shall mean the annual yield to maturity to U.S. Treasury securities with a ten-year maturity, as compiled by and published in the most recent Federal Reserve Statistical Release H.13(519) which has become publicly available prior to the last Business Day of such Dividend Period (or, if such Statistical Release is no longer published, any publicly available source of similar date).

                     "Base Rate" shall mean an annual dividend payment in an amount per share equal to $1.60; PROVIDED, HOWEVER, that if the Trust gives notice of its election to make a Dividend Increase (as defined in the Exchange Agreement) following a Change of Control (as defined in the Exchange Agreement) in accordance with Section 6.7 of the Exchange Agreement, then from and after the date of such notice, the "Base Rate" shall mean an annual dividend payment in an
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amount per share equal to the product of (a) the greater of (1) 800 basis points plus the Applicable Treasury Rate or (2) 12% and (b) the greater of (1) the Liquidation Preference per Series D Preferred Share and (2) the Volume-Weighted Average trading Price for the thirty trading days preceding the Change of Control transaction of the number of Common Shares into which each Series D Preferred Share is then convertible.

                     "Board of Trustees" shall mean the Board of Trustees of the Trust.

                     "Business Day" shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City, New York are authorized or required by law, regulation or executive order to close.

                     "Call Date" shall mean the date specified in the notice to holders required under Section 5(d) as the Call Date.

                     "Change of Control" shall have the meaning set forth in
Section 6.7(f) of the Exchange Agreement.

                     "Code" shall mean the Internal Revenue Code of 1986, as amended.

                     "Common Units" shall mean all the units of partnership interest in the Partnership that are not specifically designated as preferred units pursuant to Section 4.02.

                     "Constituent Person" shall have the meaning set forth in
Section 6(e).

                     "Conversion Date" shall have the meaning set forth in
Section 6(a).

                     "Conversion Price" shall mean the conversion price per Common Unit for which the Series D Preferred Units are convertible, as such Conversion Price maybe adjusted pursuant to Section 6. The initial conversion price shall be $26.50.

                     "Current Market Price" of publicly traded Common Units or any other Partnership Units or other security of the Partnership or any other issuer for any day shall mean the last reported sales price, regular way, on such day, or, if no sale takes place on such day, the average of the reported closing bid and asked prices on such day, regular way, in either case as reported on the New York Stock Exchange ("NYSE") or, if such security is not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such security is listed or admitted for trading or, if not listed or admitted for trading on any national securities exchange, on the Nasdaq National Market ("NASDAQ") or, if such security is not quoted on NASDAQ, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by the National Association of Securities Dealers, Inc. (the "NASD") or, if bid and asked prices for such security on such day shall not have been reported through the NASD, the average of the bid and asked prices on such day as furnished by any NYSE member firm regularly making a market in such security selected for such purpose by the Board of Trustees. If the Common Units are not publicly traded, then the Current Market Price of such Common Units shall be equal to the Current Market Price of common shares of beneficial interest of the Trust ("COMMON SHARES"), multiplied by the then-current Conversion Factor.

                     "Distribution Payment Date" shall mean (i) for any Distribution Period with respect to which the Partnership pays a distribution on the Common Units, the date on which such distribution is paid, or (ii) for any Distribution Period with respect to' which the Partnership

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does not pay a distribution on the Common Units, a date to be set by the General
Partner, which date shall not be later than the thirtieth calendar day after the end of the applicable Distribution Period.

                     "Distribution Periods" shall mean quarterly distribution periods commencing on January 1, April 1, July 1 and October 1 of each year and ending on and including the day preceding the first day of the next succeeding Distribution Period with respect to any Series D Preferred Units (other than the initial Distribution Period, which shall commence on the Issue Date for such Series D Preferred Units and end on and include the last day of the calendar quarter immediately following such Issue Date, and other than the Distribution Period during which any Series D Preferred Units shall be redeemed pursuant to
Section 5 or converted pursuant to Section 6, which shall end on and include the Call Date with respect to the Series D Preferred Units being redeemed or the date that such Series D Preferred Units are converted, as the case may be).

                     "Exchange Agreement" shall mean the Exchange Agreement ,dated as of March 20, 2001, by and among Security Capital Preferred Growth Incorporated, a Maryland corporation, the Trust and the Operating Partnership, as amended from time to time.

                     "Expiration Time" shall have the meaning set forth in
Section 6(d)(iv).

                     "Fair Market Value" shall mean the average of the daily Current Market Prices of a Common Unit on the five (5) consecutive Trading Days selected by the General partner commencing not more than 20 Trading Days before, and ending not later than, the earlier of the day in question and the day before any "ex date" with respect to the issuance or distribution requiring such computation. The term "ex date," when used with respect to any issuance or distribution, means the first day on which the Common Units trade regular way, without the right to receive such issuance or distribution, on the exchange or in the market, as the case may be, used to determine that day's Current Market Price.

                     "Fully Junior Units" shall mean the Common Units and any other class or series of units of partnership interest in the Partnership now or hereafter issued and outstanding over which the Series D Preferred Units have preference or priority in both (i) the payment of distributions and (ii) the distribution of assets on any liquidation, dissolution or winding up of the Trust.

                     "Funds from Operations" shall mean net income (loss) (computed in accordance with generally accepted accounting principles) excluding gains (or losses) from debt restructuring, and distributions in excess of earnings allocated to other minority interests (as reflected in the financial statements of the Partnership) plus depreciation/amortization of assets unique to the real estate industry, all computed in a manner consistent with the revised definition of Funds From Operations adopted by the National Association of Real Estate Investment Trusts ("NAREIT"), in its White Paper dated March 1995, as such definitions may be modified from time to time, as determined by the General Partner in good faith.

                     "Issue Date" shall mean the date on which the Series D Preferred Units are issued.

                     "Junior Units" shall mean the Common Units and any other class or series of Partnership Units now or hereafter issued and outstanding over which the Series D Preferred

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Units have preference or priority in the payment of distributions or in the distribution of assets on any liquidation, dissolution or winding up of the Trust.

                     "Non-Electing Unit" shall have the meaning set forth in
Section 6(e).

                     "Parity Preferred Units" shall have the meaning set forth in Section 7(b).

                     "Person" shall mean any individual, firm, partnership, corporation, limited liability company, trust or other entity, and shall include any successor (by merger or otherwise) of such entity.

                     "Purchased Units" shall have the meaning set forth in
Section 6(d)(iv).

                     "REIT Termination Event" shall mean the earliest to occur of:

                     (i) the filing of a federal income tax return by the Trust for any taxable year on which the Trust does not compute its income as a real estate investment trust;

                     (ii) the approval by the unitholders of the Trust of a proposal for the Trust to cease to qualify as a real estate investment trust;

                     (iii) a determination by the Board of Trustees of the
                           Trust, based on the advice of counsel, that the Trust has ceased to qualify as a real estate investment trust; or

                     (iv) a "determination" within the meaning of Section 1313(a) of the Code that the Trust has ceased to qualify as a real estate investment trust.

                     "Securities" and "Security" shall have the meanings set forth in Section 6(d)(iii).

                     "Securities Act" shall mean the Securities Act of 1933, as amended.

                     "Series D Preferred Units" shall have the meaning given such term in the preamble to this Thirteenth Amendment.

                     "Set apart for payment" shall be deemed to include, without any action other than the following, the recording by the Partnership in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration or other action of the General Partner, the allocation of funds to be so paid on any series or class of Partnership Units of the Trust; PROVIDED, HOWEVER, that if any funds for any class or series of Junior Shares or any class or series of shares of beneficial interest ranking on a parity with the Series D Preferred Units as to the payment of distributions are placed in a separate account of the Trust or delivered to a disbursing, paying or other similar agent, then "set apart for payment" with respect to the Series D Preferred Units shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

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                     "Trading Day" shall mean any day on which the securities in question are traded on the NYSE, or if such securities are not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such securities are listed or admitted, or if not listed or admitted for trading on any national securities exchange, on NASDAQ, or if such securities are not quoted on NASDAQ, in the securities market in which the securities are traded.

                     "Transaction" shall have the meaning set forth in Section 6(e).

                     "Transfer Agent" shall mean the Trust, or such other agent or agents of the Trust as may be designated by the Board of Trustees or their designee as the transfer agent, registrar and distribution disbursing agent for the Series D Preferred Units.

                     "Volume-Weighted Average Trading Price" shall mean, for any period, the number obtained by dividing (i) the sum of the products, for each sale of any security during such period, of (a) the sale price of such security, regular way, as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if the securities are not listed or admitted to trading on the NYSE, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the securities are admitted to trading or, if the securities are not listed or admitted to trading on any national securities exchange, the sale price, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotation system that may then be in use or, if the securities are not quoted by any such organization, the sales prices as furnished by professional market makers making a market in the securities or, if the securities are not publicly traded, the sale price as reasonably determined in good faith by the Board of Trustees and (b) the number of such securities sold by (ii) the total number of such securities sold during such period.

Capitalized terms not otherwise defined herein have the meanings ascribed to them in the Partnership Agreement.

         Section 2. NUMBER OF UNITS AND DESIGNATION. A series of preferred units of partnership interest designated as Series D Cumulative Convertible Redeemable Preferred Units of Partnership Interest is hereby established and the number of units which shall constitute such series shall not be more than 3,773,585 units, which number may be decreased (but not below the aggregate number thereof then outstanding and/or which have been reserved for issuance) from time to time by the General Partner.

         Section 3.  DISTRIBUTIONS.

                (a) Subject to the preferential rights of the holders of Parity Preferred Units and holders of any preferred units that rank senior in the payment of distributions to the Series D Preferred Units issued after the date hereof in accordance herewith as to payment of distributions and rights upon voluntary or involuntary dissolution, liquidation or winding up, the holders of Series D Preferred Units shall be entitled to receive, when, as and if determined by the General Partner in its sole discretion, out of finds legally available for the payment of distributions, cumulative preferential distributions payable in

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         cash in an amount per share equal to the greater of (i) the Base Rate or (ii) the regular cash distributions (determined on each Distribution Payment Date) on the Common Units, or portion thereof, into which a Series D Preferred Share is convertible. The distributions referred to in clause (ii) of the preceding sentence shall equal the number of Common Units, or portion thereof, into which one Series D Preferred Unit will be convertible on or after the Conversion Date, multiplied by the most current quarterly distribution on one Common Unit on or before the applicable Distribution Payment Date. If the Partnership pays a regular cash distribution on the Common Units with respect to a Distribution Period after the date on which the Distribution Payment Date is declared pursuant to clause (ii) of the definition of Distribution Payment Date and the distribution calculated pursuant to clause (ii) of this paragraph (a) with respect to such Distribution Period is greater than the distribution previously declared on the Series D Preferred Units with respect to such Distribution Period, the Partnership shall pay an additional distribution to the holders of the Series D Preferred Units on the date on which the distribution on the Common Units is paid, in an amount equal to the difference between (y) the distribution calculated pursuant to clause (ii) of this paragraph
         (a) and (z) the amount of distributions previously declared on the Series D Preferred Units with respect to such Distribution Period. The distributions shall begin to accrue and shall be fully cumulative from the first day of the applicable Distribution Period, whether or not in any Distribution Period or Periods there shall be funds of the Partnership legally available for the payment of such distributions, and shall be payable quarterly, when, as and if the General Partner, in its sole discretion, determines, in arrears on Distribution Payment Dates. Each such distribution shall be payable in arrears to the holders of record of Series D Preferred Units as they appear in the records of the Partnership at the close of business on such record dates, not less than 10 nor more than 50 days preceding such Distribution Payment Dates thereof, as shall be fixed by the General Partner. Accrued and unpaid distributions for any past Distribution Periods may be declared and paid at any time and for such interim periods, without reference to any regular Distribution Payment Date, to holders of record on such date, not less than 10 nor more than 50 days preceding the payment date thereof, as may be fixed by the General Partner. Any distribution payment made on Series D Preferred Units shall first be credited against the earliest accrued but unpaid distribution due with respect to Series D Preferred Units which remains payable.

                (b)  The amount of distributions referred to in clause (i) of
         Section 3(a) payable for each full Distribution Period on the Series D Preferred Units shall be computed by dividing the annual distribution rate by four. The initial Distribution Period for the Series D Preferred Units will include a partial distribution for the period from the Issue Date until the last day of the calendar quarter immediately following such Issue Date. The amount of distributions payable for such period, or any other period shorter than a full Distribution Period, on the Series D Preferred Units shall be computed by dividing the number of days in such period by 365 and multiplying the result by the Series D Preferred distribution rate determined in accordance with Section 3(a). Holders of Series D Preferred Units shall not be entitled to any distributions, whether payable in cash, property or shares, in excess of cumulative distributions, as herein provided, on the Series D Preferred Units. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution or distributions on the Series D Preferred Units which may be in arrears.

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                (c)  So long as any Series D Preferred Units are outstanding, no distributions, except as described in the immediately following sentence, shall be declared or paid or set apart for payment on any class or series of Parity Preferred Units for any period unless full cumulative distributions have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series D Preferred Units for all Distribution Periods terminating on or prior to the Distribution
         Payment Date on such class or series of Parity Preferred Units. When distributions are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all distributions declared upon Series
         D Preferred Units and all distributions declared upon any other class or series of Parity Preferred Units shall be declared ratably in proportion to the respective amounts of distributions accumulated and unpaid on the Series D Preferred Units and accumulated and unpaid on such Parity Preferred Units.

                (d) So long as any Series D Preferred Units are outstanding, no distributions (other than distributions paid solely in shares of, or options, warrants or rights to subscribe for or purchase shares of, Fully Junior Units) shall be declared or paid or set apart for payment or other distribution shall be declared or made or set apart for payment upon Junior Units, nor shall any Junior Units be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Common Units made for purposes of an employee incentive or benefit plan of the Partnership or any subsidiary or affiliate) for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any Junior Units) by the Partnership, directly or indirectly (except by conversion into or exchange for Fully Junior Units), unless in each case (i) the full cumulative distributions on all outstanding Series D Preferred Units and any other Parity Preferred Units of the Partnership shall have been or contemporaneously are declared and paid or declared and set apart for payment for all past Distribution Periods with respect to the Series D Preferred Units and all past distribution periods with respect to such Parity Preferred Units and (ii) sufficient funds shall have been or contemporaneously are declared and paid or declared and set apart for the payment of the distribution for the current Distribution Period with respect to the Series D Preferred Units and the current distribution period with respect to such Parity Preferred Units.

                (e) No distributions on Series D Preferred Units shall be declared by the General Partner or paid or set apart for payment by the Partnership at such time as the terms and provisions of any agreement of the Partnership, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

         Section 4.  LIQUIDATION PREFERENCE.

                     (a) In the event of any liquidation, dissolution or winding up of the Partnership, whether voluntary or involuntary, subject to the rights of holders of Parity Preferred Units and subject to the prior preferences and other rights of any series of Partnership Units ranking senior to the Series D Preferred Units of Beneficial Interest upon liquidation, distribution or winding up of the Partnership, before any payment or distribution of the

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         assets of the Partnership (whether capital or surplus) shall be made to or set apart for the holders of Junior Units, the holders of the Series D Preferred Units shall be entitled to receive Twenty Six Dollars and Fifty Cents ($26.50) (the "LIQUIDATION PREFERENCE") per Series D Preferred Unit plus an amount equal to all distributions (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holders; but such holders shall not be entitled to any further payment; PROVIDED, that the distribution payable with respect to the Distribution Period containing the date of final distribution shall be equal to the greater of (i) the distribution provided in Section 3(a)(i) or (ii) the distribution determined pursuant to Section 3(a)(ii) for the preceding Distribution Period. If, upon any liquidation, dissolution or winding up of the Partnership, the assets of the Partnership, or proceeds thereof, distributable among the holders of the Series D Preferred Units shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other shares of any class or series of Parity Preferred Units, then such assets, or the proceeds thereof, shall be distributed among the holders of Series D Preferred Units and any such other Parity Preferred Units ratably in accordance with the respective amounts that would be payable on such Series D Preferred Units and any such other Parity Preferred Units if all amounts payable thereon were paid in full. For the purposes of this Section 4, (i) a consolidation or merger of the Partnership with one or more partnerships, corporations, real estate investment trusts or other entities or (ii) a sale, lease or conveyance of all or substantially all of the Partnership's property or business shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Partnership.

                  (b) Subject to the rights of the holders of shares of any series or class or classes of units ranking on a parity with or prior to the Series D Preferred Units upon liquidation, dissolution or winding up, upon any liquidation, dissolution or winding up of the Partnership, after payment shall have been made in full to the holders of the Series D Preferred Units, as provided in this Section 4, the holders of Series D Preferred Units shall have no other claim to the remaining assets of the Partnership and any other series or class or classes of Junior Units shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series D Preferred Units shall not be entitled to share therein.

         Section 5.  REDEMPTION AT THE OPTION OF THE PARTNERSHIP.

                     (a) The Series D Preferred Units shall not be redeemable by the Partnership prior to December 29, 2005. On and after December 29, 2005, the Partnership, at its option, may redeem the Series D Preferred Units, in whole at any time or from time to time in part out of funds legally available therefor at a redemption price payable in cash equal to 100% of the Liquidation Preference per Series D Preferred Units (plus all accumulated, accrued and unpaid distributions as provided below).

                     (b) Upon any redemption of Series D Preferred Units pursuant to this Section 5, the Partnership shall pay all accrued and unpaid distributions, if any, thereon to the Call Date, without interest. If the Call Date falls after a distribution payment record date and prior to the corresponding Distribution Payment Date, then each holder of Series D

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         Preferred Units at the close of business on such distribution payment record date shall be entitled to the distribution payable on such shares on the corresponding Distribution Payment Date notwithstanding any redemption of such shares before such Distribution Payment Date. Except as provided above, the Partnership shall make no payment or allowance for unpaid distributions, whether or not in arrears, on Series D Preferred Units called for redemption.

                     (c) If full cumulative distributions on the Series D Preferred Units and any other class or series of Parity Preferred Units of the Partnership have not been declared and paid or declared and set apart for payment; the Series D Preferred Units may not be redeemed under this Section 5 in part and the Partnership may not purchase or acquire Series D Preferred Units, otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of Series D Preferred Units.

                     (d) Notice of the redemption of any Series D Preferred Units under this Section 5 shall be mailed by first-class mail to each holder of record of Series D Preferred Units to be redeemed at the address of each such holder as shown on the Partnership's records, not less than 30 nor more than 90 days prior to the Call Date. Neither the failure to mail any notice required by this paragraph (d), nor any defect therein or in the mailing thereof, to any particular holder, shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Each such mailed notice shall state, as appropriate: (1) the Call Date; (2) the number of Series D Preferred Units to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price;
         (4) the then-current Conversion Price; and (5) that distributions on the shares to be redeemed shall cease to accrue on such Call Date except as otherwise provided herein. Notice having been mailed as aforesaid, from and after the Call Date (unless the Partnership shall fail to make available an amount of cash necessary to effect such redemption), (i) except as otherwise provided herein, distributions on the Series D Preferred Units so called for redemption shall cease to accrue, (ii) such shares shall no longer be deemed to be outstanding, and (iii) all rights of the holders thereof as holders of Series D Preferred Units shall cease (except the rights to convert and to receive the cash payable upon such redemption, without interest thereon, upon surrender and endorsement of their certificates if so required and to receive any distributions payable thereon). The Partnership's obligation to provide cash in accordance with the preceding sentence shall be deemed fulfilled if, on or before the Call Date, the Partnership shall deposit with a bank or trust company (which maybe an affiliate of the Partnership) that has an office in the Borough of Manhattan, City of New York, and that has, or is an affiliate of a bank or trust company that has, capital and surplus of at least $50,000,000, necessary for such redemption, in trust, with irrevocable instructions that such cash be applied to the redemption of the Series D Preferred Units so called for redemption. No interest shall accrue for the benefit of the holders of Series D Preferred Units to be redeemed on any cash so set aside by the Partnership. Subject to applicable escheat laws, any such cash unclaimed at the end of two years from the Call Date shall revert to the general funds of the Partnership, after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Partnership for the payment of such cash.

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                     As promptly as practicable after the Call Date, such Series
         D Preferred Units shall be exchanged for any cash (without interest thereon) for which such Series D Preferred Units have been redeemed, such exchange to be evidenced by appropriate amendments of Exhibit A to the Agreement and payment to the holder thereof (as shown on the records of the Partnership) of such cash. If fewer than all the outstanding Series D Preferred Units are to be redeemed, shares to be redeemed shall be selected by the Partnership from outstanding Series D Preferred Units not previously called for redemption pro rata (as nearly as may be), by lot or by any other method determined by the Partnership in its sole discretion to be equitable.

         Section 6. CONVERSION. Holders of Series D Preferred Units shall have the right to convert all or a portion of such units into Common Units, as follows:

                     (a) Subject to and upon compliance with the provisions of this Section 6, a holder of Series D Preferred Units shall have the right, at his or her option, at any time after the earliest to occur of
         (i) the sixty first day after such holder provides the Partnership with written notice of its intent to convert Series D Preferred Units, (ii) the first day on which a Change of Control occurs, (iii) the occurrence of a REIT Termination Event, or (iv) such date as determined by the Partnership (the "Conversion Date"), to convert all or any portion of such units (or such units as determined by the General Partner if pursuant to clause (iv) above) into the number of Common Units obtained by dividing the aggregate Liquidation Preference of such units (inclusive of accrued but unpaid distributions) by the Conversion Price (as in effect at the time and on the date provided for in the last paragraph of paragraph (b) of this Section 6), such conversion to be made in the manner provided in paragraph (b) of this Section 6; PROVIDED, HOWEVER, that the right to convert units called for redemption pursuant to Section 5 shall terminate at the close of business on the fifth Business Day prior to the Call Date fixed for such redemption, unless the Partnership shall default in making payment of the cash payable upon such redemption under Section 5.

                     (b) In order to exercise the conversion right, the holder of each Series D Preferred Unit to be converted shall irrevocably instruct the General Partner in a writing duly executed by the holder or the holder's duly authorized attorney, with signature guaranteed, to convert such units into Common Units. The General Partner, in its sole discretion, may require such holder to provide additional instruments of transfer as its deems necessary or desirable to effect the conversion. Each instruction shall be accompanied by an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the General Partner demonstrating that such taxes have been paid).

                     Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which such instruction and such notice shall have been received by the General Partner as aforesaid (and if applicable, payment of an amount equal to the distribution payable on such units shall have been received by the General Partner as described above) and such conversion shall be at the Conversion Price in effect at such time on such date.

                     Holders of Series D Preferred Units at the close of business on a distribution payment record date shall be entitled to receive the distribution payable on such units on the corresponding Distribution Payment Date notwithstanding the conversion thereof following such distribution payment record date and prior to such Distribution Payment Date. However, the holder of Series D Preferred Units converted during the period between the close of business on any distribution payment record date and the opening of business on the corresponding Distribution Payment Date (except Series D Preferred Units converted after the issuance of notice of redemption with respect to a Call Date during such period, such Series D Preferred Units being entitled to such distribution on the Distribution Payment
         Date) must pay to the Partnership an amount equal to the distribution payable on such units on such Distribution Payment Date. A holder of Series D Preferred Units on a distribution payment record date who converts Series D Preferred Units into Common Units on the corresponding Distribution Payment Date will receive the distribution payable by the Partnership on such Series D Preferred Units on such date, and the converting holder need not pay the amount of such distribution upon conversion. Except as provided above, the Partnership shall make no payment or allowance for unpaid distributions, whether or not in arrears, on converted units or for distributions on the Common Units issued upon such conversion.

                     (c) In lieu of any fractional interest in a Common Unit that would otherwise be deliverable upon the conversion of a Series D Preferred Share, the General Partner, in its sole discretion, may cause the Partnership to pay to the holder of such fractional unit an amount in cash based upon the Fair Market Value of the Common Units on the Trading Day immediately preceding the date of conversion. If more than one unit shall be surrendered for conversion at one time by the same holder, the number of full Common Units issuable upon conversion thereof shall be computed on the basis of the aggregate number of Series D Preferred Units so surrendered.

                     (d) The Conversion Price shall be adjusted from time to time as follows:

                         (i) If the Partnership shall after the Issue Date (A) make a distribution on its Partnership Units in Common Units, (B) subdivide its outstanding Common Units into a greater number of units, (C) combine its outstanding Common Units into a smaller number of units or (D) issue any Partnership Units by reclassification of its Common Units, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of unitholders entitled to receive such distribution or distribution or at the opening of business on the Business Day next following the day on which such subdivision, combination or reclassification becomes effective, as the case may be, shall be adjusted so that the holder of any Series D Preferred Units thereafter surrendered for conversion shall be entitled to receive the number of Common Units that such holder would have owned or have been entitled to receive after the happening of any of the events described above as if such Series D Preferred Units had been converted immediately prior to the record date in the case of a distribution or distribution or the effective date in the case of a subdivision, combination or reclassification. An adjustment made pursuant to this subparagraph (i) shall become effective immediately after the opening of business on the Business Day next following the record date (except as provided in paragraph (h) below) in the case of a distribution and shall become effective immediately after the opening of business on the Business Day next following the effective date in the case of a subdivision, combination or reclassification.

                         (ii) If the Partnership shall issue after the Issue Date rights, options or warrants to all holders of Common Units entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase Common Units at a price per share less than 95% (100% if a stand-by underwriter is used and charges the Partnership a commission) of the Fair Market Value per Common Unit on the record date for the determination of unitholders entitled to receive such rights, options or warrants, then the Conversion Price in effect at the opening of business on the Business Day next following such record date shall be adjusted to equal the price determined by multiplying (A) the Conversion Price in effect immediately prior to the opening of business on the Business Day next following the date fixed for such determination by (B) a fraction, the numerator of which shall be the sum of (x) the number of Common Units outstanding on the close of business on the date fixed for such determination and (y) the number of shares that the aggregate proceeds to the Partnership from the exercise of such rights, options or warrants for Common Units would purchase at 95% of such Fair Market Value (or 100% in the case of a stand-by underwriting), and the denominator of which shall be the sum of (x) the number of Common Units outstanding on the close of business on the date fixed for such determination and (y) the number of additional Common Units offered for subscription or purchase pursuant to such rights, options or warrants. Such adjustment shall become effective immediately after the opening of business on the day next following such record date (except as provided in paragraph (h) below). In determining whether any rights, options or warrants entitle the holders of Common Units to subscribe for or purchase Common Units at less than 95% of such Fair Market Value (or 100% in the case of a stand-by underwriting), there shall be taken into account any consideration received by the Partnership upon issuance and upon exercise of such rights, options or warrants, the value of such consideration, if other than cash, to be determined by the General Partner whose determination shall be conclusive.

                         (iii) If the Partnership shall distribute to all
                     holders of its Common Units any securities of the Partnership (other than Common Units) or evidence of its indebtedness or assets (excluding cumulative cash distributions or distributions paid with respect to the Common Units after December 31, 2000 which are not in excess of the following: the sum of (A) the Partnership's cumulative undistributed Funds from Operations at December 31, 2000, plus (B) the cumulative amount of Funds from Operations, as determined by the General Partner, after December 31, 2000, minus (C) the cumulative amount of distributions accrued or paid in respect of the Series D Preferred Units or any other class or series of preferred units of the Partnership after the Issue Date or rights, options or warrants to subscribe for or purchase any of its securities (excluding those rights, options and warrants issued to all holders of Common Units entitling them for a period expiring within 45 days after the record date referred to in subparagraph (ii) above to subscribe for or purchase Common Units, which rights and warrants are referred to in and treated under subparagraph (ii) above) (any of the foregoing being hereinafter in this subparagraph (iii) collectively called the "SECURITIES" and individually a "SECURITY"), then in each such case the Conversion Price shall be adjusted so that it shall equal the price determined by multiplying (x) the Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of unitholders entitled to receive such distribution by (y) a fraction, the numerator of which shall be the Fair Market Value per Common Unit on the record date mentioned below less the then fair market value (as determined by the General Partner, whose determination shall be conclusive) of the portion of the Securities or assets or evidences of indebtedness so distributed or of such rights, options or warrants applicable to one Common Unit, and the denominator of which shall be the Fair Market Value per Common Unit on the record date mentioned below. Such adjustment shall become effective immediately at the opening of business on the Business Day next following (except as provided in paragraph (h) below) the record date for the determination of unitholders entitled to receive such distribution. For the purposes of this subparagraph (iii), the distribution of a Security, which is distributed not only to the holders of the Common Units on the date fixed for the determination of unitholders entitled to such distribution of such Security, but also is distributed with each Common Unit delivered to a Person converting a Series D Preferred Unit after such determination date, shall not require an adjustment of the Conversion Price pursuant to this subparagraph (iii); PROVIDED that on the date, if any, on which a person converting a Series D Preferred Unit would no longer be entitled to receive such Security with a Common Unit (other than as a result of the termination of all such Securities), a distribution of such Securities shall be deemed to have occurred and the Conversion Price shall be adjusted as provided in this subparagraph (iii) (and such day shall be deemed to be tithe date fixed for the determination of the unitholders entitled to receive such distribution" and "the record date" within the meaning of the two preceding sentences).

                         (iv) In case a tender or exchange offer (which term shall not include open market repurchases by the Partnership) made by the Partnership or any subsidiary of the Partnership for all or any portion of the Common Units shall expire and such tender or exchange offer shall involve the payment by the Partnership or such subsidiary of consideration per Common Unit having a fair market value (as determined in good faith by the General Partner, whose determination shall be conclusive), at the last time (the "EXPIRATION TIME") tenders or exchanges may be made pursuant to such tender or exchange offer, that exceeds the Current Market Price per Common Unit on the Trading Day next succeeding the Expiration Time, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the effectiveness of the Conversion Price reduction contemplated by this subparagraph, by a fraction of which the numerator shall be the number of Common Units outstanding (including any tendered or exchanged units) at the Expiration Time, multiplied by the Current Market Price per Common Unit on the Trading Day next succeeding the Expiration Time, and the denominator shall be the sum of (A) the fair market value (determined as aforesaid) of the aggregate consideration payable to unitholders based upon the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any maximum, being referred to as the "PURCHASED UNITS") and (B) the product of the number of Common Units outstanding (less any Purchased Units) at the Expiration Time and the Current Market Price per Common Unit on the Trading Day next succeeding the Expiration Time, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Time.

                         (v) No adjustment in the Conversion Price shall be required unless such adjustment would require a cumulative increase or decrease of at least 1 % in such price; PROVIDED, HOWEVER, that any adjustments that by reason of this subparagraph (v) are not required to be made shall be carried forward and taken into account in any subsequent adjustment until made; and PROVIDED, FURTHER, that any adjustment shall be required and made in accordance with the provisions of this Section 6 (other than this subparagraph (v)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the holders of Common Units:
                     Notwithstanding any other provisions of this Section 6, the Partnership shall not be required to make any adjustment of the Conversion Price for the issuance of any Common Units pursuant to any plan providing for the reinvestment of distributions or interest payable on securities of the Partnership and the investment of additional optional amounts in Common Units under such plan. All calculations under this Section 6 shall be made to the nearest cent (with $.005 being rounded upward) or to the nearest one-tenth of a unit (with .05 of a unit being rounded upward), as the case may be. Anything in this paragraph (d) to the contrary notwithstanding, the Partnership shall be entitled, to the extent permitted by law, to make such reductions in the Conversion Price, in addition to those required by this paragraph (d), as it in its discretion shall determine to be advisable in order that any share distributions, subdivision of shares, reclassification or combination of shares, distribution of rights or warrants to purchase shares or securities, or distribution of other assets (other than cash distributions) hereafter made by the Partnership to its partners shall not be taxable.

                     (e) If the Partnership shall be a party to any transaction (including without limitation a merger, consolidation, self tender offer for all or substantially all of its Common Units, sale of all or substantially all of the Partnership's assets or recapitalization of the Common Units and excluding any transaction as to which subparagraph
         (d)(i) of this Section 6 applies) (each of the foregoing being referred to herein as a "TRANSACTION"), in each case as a result of which all or substantially all of the Common Units are converted into the right to receive shares, securities or other property (including cash or any combination thereof), each Series D Preferred Unit which is not redeemed or converted into the right to receive shares, securities or other property prior to such Transaction shall thereafter be convertible into the kind and amount of shares, securities and other property (including cash or any combination thereof) receivable upon the consummation of such Transaction by a holder of that number of Common Units into which one Series D Preferred Unit was convertible immediately prior to such Transaction, assuming such holder of Common Units (i) is not a Person with which the Partnership consolidated or into which the Partnership merged or which merged into the Partnership or to which such sale or transfer was made, as the case may be ("CONSTITUENT PERSON"), or an affiliate of a Constituent Person and (ii) failed to exercise his rights of election, if any, as to the kind or amount of shares, securities and other property (including cash) receivable upon such Transaction (provided that if the kind or amount of shares, securities and other property (including cash) receivable upon such Transaction is not the same for each Common Unit held immediately prior to such Transaction by other than a Constituent Person or an affiliate thereof and in respect of which such rights of election shall not have been exercised ("NON-ELECTING UNIT"), then for the purpose of this paragraph (e) the kind and amount of shares, securities and other property (including cash) receivable upon such Transaction by each Non-Electing Unit shall be deemed to be the kind and amount so receivable per unit by holders of a plurality of the Non-Electing Units). The Partnership shall not be a party to any Transaction unless the terms of such Transaction are consistent with the provisions of this paragraph (e), and it shall not consent or agree to the occurrence of any Transaction until the Partnership has entered into an agreement with the successor or purchasing entity, as the case may be, for the benefit of the holders of the Series D Preferred Units that will contain provisions enabling the holders of the Series D Preferred Units that remain outstanding after such Transaction to convert into the consideration received by holders of Common Units at the Conversion Price in effect immediately prior to such Transaction. The provisions of this paragraph (e) shall similarly apply to successive Transactions.

                     (f) If:

                         (i) the Partnership shall declare a distribution on its Common Units (other than cash distributions or distributions paid with respect to the Common Units after December 31, 2000 not in excess of the sum of the Partnership's cumulative undistributed Funds from Operations at December 31, 2000, plus the cumulative amount of Funds from Operations, as determined by the General Partner, after December 31, 2000, minus the cumulative amount of distributions accrued or paid in respect of the Series D Preferred Units or any other class or series of preferred units of the Partnership after the Issue Date); or

                         (ii) the Partnership shall authorize the granting to all holders of Common Units of rights, options or warrants to subscribe for or purchase any units of any class or any other rights, options or warrants; or

                         (iii) there shall be any reclassification of the Common
                     Units (other than an event to which subparagraph (d)(i) of this Section 6 applies) or any consolidation or merger to which the Partnership is a party (other than a merger in which the Partnership is the surviving entity) and for which approval of any partners of the Partnership is required, or a self tender offer by the Partnership for all or substantially all of its outstanding Common Units or the sale or transfer of all or substantially all of the assets of the Partnership as an entirety; or

                         (iv) there shall occur the voluntary or involuntary liquidation, dissolution or winding up of the Partnership;

         then the General Partner shall cause to be mailed to the holders of Series D Preferred Units at their addresses as shown on the records of the Partnership, as promptly as possible, but at least 10 days prior to the applicable date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such distribution,-or granting of rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of Common Units of record to be entitled to such distribution, or rights, options or warrants are to be determined or (B) the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up is expected to become effective, and the date as of which it is expected that holders of Common Units of record shall be entitled to exchange their Common Units for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up. Failure to give or receive such notice or any defect therein shall not affect the legality or validity of the proceedings described in this Section 6.

                     (g) Whenever the Conversion Price is adjusted as herein provided, the General Partner shall promptly (i) execute and file in its records an officer's certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment which certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error, and (ii) prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the effective date of such adjustment and shall mail such notice of such adjustment of the Conversion Price to the holder of each Series D Preferred Unit at such holder's last address as shown on the records of the Partnership.

                     (h) In any case in which paragraph (d) of this Section 6 provides that an adjustment shall become effective on the day next following the record date for an event, the Partnership may defer until the occurrence of such event (A) issuing to the holder of any Series D Preferred Unit converted after such record date and before the occurrence of such event the additional Common Units issuable upon such conversion by reason of the adjustment required by such event over and above the Common Units issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount of cash in lieu of any fraction pursuant to paragraph (c) of this Section 6.

                     (i) There shall be no adjustment of the Conversion Price in case of the issuance of any shares of beneficial interest of the Partnership in a reorganization, acquisition or other similar transaction except as specifically set forth in this Section 6. If any action or transaction would require adjustment of the Conversion Price pursuant to more than one paragraph of this Section 6, only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest absolute value.

                     (j) If the Partnership shall take any action affecting the Common Units, other than action described in this Section 6, that in the opinion of the General Partner would materially and adversely affect the conversion rights of the holders of the Series D

         Preferred Units, the Conversion Price for the Series D Preferred Units may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the General Partner, in its sole discretion, may determine to be equitable in the circumstances.

                         The Partnership shall endeavor to comply with all federal and state securities laws and regulations thereunder in connection with the issuance of any securities that the Partnership shall be obligated to deliver upon conversion of the Series D Preferred Units.

                     (k) The Partnership will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of Common Units or other securities or property on conversion of the Series D Preferred Units pursuant hereto; provided, however, that the Partnership shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of Common Units or other securities or property in a name other than that of the holder of the Series D Preferred Units to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Partnership the amount of any such tax or established, to the reasonable satisfaction of the Partnership, that such tax has been paid.

         Section 7. RANKING. Any class or series of Partnership Units shall be deemed to rank:

                     (a) prior to the Series D Preferred Units, as to the payment of distributions and as to distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series shall be entitled to the receipt of distributions or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series D Preferred Units;

                     (b) on a parity with the Series D Preferred Units, as to the payment of distributions and as to distribution of assets upon liquidation, dissolution or winding up, whether or not the distribution rates, Distribution Payment Dates or redemption or liquidation prices per share thereof shall be different from those of the Series D Preferred Units, if the holders of such class or series and the Series D Preferred Units shall be entitled to the receipt of distributions and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid distributions per share or liquidation preferences, without preference or priority one over the other ("PARITY PREFERRED UNITS");

                     (c) junior to the Series D Preferred Units, as to the payment of distributions or as to the distribution of assets upon liquidation, dissolution or winding up, if such class or series shall be Junior Shares; and

                     (d) junior to the Series D Preferred Units, as to the payment of distributions and as to the distribution of assets upon liquidation, dissolution or winding up, if such class or series shall be Fully Junior Units.

         Section 8. VOTING. Except as expressly provided herein, the holders of Series D Preferred Units shall have no voting rights.

         So long as any Series D Preferred Units are outstanding, in addition to any other vote or consent of partners required by law or by the Partnership Agreement, the affirmative vote of at least 51 % of the votes entitled to be cast by the holders of the Series D Preferred Units given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

                     (a) Any amendment, alteration or repeal of any of the provisions of the Agreement that materially and adversely affects the voting powers, rights or preferences of the holders of the Series D Preferred Units; PROVIDED, HOWEVER, that the amendment of the provisions of the Partnership Agreement so as to authorize or create or to increase the authorized amount of, any Parity Preferred Units, Fully Junior Units or Junior Units that are not senior in any respect to the Series D Preferred Units shall not be deemed to materially adversely affect the voting powers, rights or preferences of the holders of Series D Preferred Units; or

                     (b) A consolidation with or merger of the Partnership into another entity, or a consolidation with or merger of another entity into the Partnership, unless in each such case each Series D Preferred Units (i) shall remain outstanding without a material and adverse change to its terms and rights or (ii) shall be converted into or exchanged for convertible securities of the surviving entity having preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms or conditions of redemption thereof identical to that of a Series D Preferred Unit (except for changes that do not materially and adversely affect the holders of the Series D Preferred Units);

PROVIDED, HOWEVER, that no such vote of the holders of Series D Preferred Units shall be required if, at or prior to the time when such amendment, alteration or repeal is to take effect, or when the issuance of any such prior shares or convertible security is to be made, as the case may be, provision is made for the redemption of all Series D Preferred Units at the time outstanding to the extent such redemption is authorized by Section 5 hereof.

         For purposes of the foregoing provisions of this Section 8, each Series D Preferred Unit shall have one (1) vote per unit, except that when any other series of Preferred Units shall have the right to vote with the Series D Preferred Units as a single class on any matter, then the Series D Preferred Units and such other series shall have with respect to such matters one (1) vote per $26.50 (or less pursuant to Section 4(a) hereof) of stated liquidation preference. Except as otherwise required by applicable law or as set forth herein, the Series D Preferred Units shall not have any relative, participating, optional or other special voting rights and powers other than as set forth herein, and the consent of the holders thereof shall not be required for the taking of any Partnership action.

         Section 9. RECORD HOLDERS. The General Partner may deem and treat the record holder of any Series D Preferred Units as the true and lawful owner thereof for all purposes, and the General Partner shall not be affected by any notice to the contrary.

         III. AMENDMENT TO SECTION 5.01. Section 5.01 is amended by amending and restating in its entirety Section 5.01(a) as follows:

         (a) GENERAL.

         (1) PROFIT.

         (A) First, 100% to the General partner and Common Unitholders until the aggregate amount of Profit allocated under this SECTION 5.01(a)(1)(A) shall equal the aggregate amount of Loss allocated to the Partners under SECTION 5.01(a)(2)(E);

         (B) Second, 100% to each Series B Preferred Unitholder, Series C Preferred Unitholder and Series D Preferred Unitholder in proportion to and to the extent of their respective excesses of (i) the aggregate amount of Loss allocated to each under SECTION 5.01(a)(2)(D) over (ii) the aggregate amount of Profit allocated to each under this SECTION 5.01(a)(1)(B);

         (C) Third, 100% to the General Partner and the Common Unitholders in proportion to and to the extent of their respective excesses of (i) the aggregate amount of Loss allocated to each under SECTION 5.01(a)(2)(C) over (ii) the aggregate amount of Profit allocated to each under this SECTION 5.01(a)(1)(C);

         (D) Fourth, 100% proportionately to (i) each Series B Preferred Unitholder until the aggregate amount of Profit allocated to each Series B Preferred Unitholder under this SECTION 5.01(a)(1)(D)(i) shall equal the Series B Preferred Distribution Amount, (ii) each Series C Preferred Unitholder until the aggregate amount of Profit allocated to each Series C Preferred Unitholder under this SECTION 5.01(a)(1)(D)(ii) shall equal the Series C Preferred Distribution Amount and (iii) each Series D Preferred Unitholder until the aggregate amount of Profit allocated to each Series D Preferred Unitholder under this SECTION 5.01(a)(1)(D)(iii) shall equal the Series D Preferred Distribution Amount; and

         (E) Fifth, 100% to the General Partner and the Common Unitholders in accordance with the Percentage Interest of each.

         (2) LOSS.

         (A) First, 100% to the General Partner and the Common Unitholders to the extent of and in proportion to (i) the aggregate amount of Profit allocated to each under SECTION 5.01(a)(1)(E) over (ii) the aggregate amount of Loss allocated to each under this SECTION 5.01(a)(2)(A);

         (B) Second, 100% proportionately to (i) each Series B Preferred Unitholder to the extent of the Undistributed Series B Preferred Unit Distribution Amount, (ii) each Series C Preferred Unitholder to the extent of the Undistributed Series C Preferred Unit Distribution Amount and (iii) each Series D Preferred Unitholder to the extent of the Undistributed Series D Preferred Unit Distribution Amount;

         (C) Third, 100% to the General Partner and the Common Unitholders in proportion to the Percentage Interest of each until the Capital Account balances of both the General Partner and each Common Unitholder shall equal zero;

         (D) Fourth, 100% to each Series B Preferred Unitholder, Series C Preferred Unitholder and Series D Preferred Unitholder in proportion to the Capital Account balances of each until the Capital Account balance of each Series B Preferred Unitholder, Series C Preferred Unitholder and Series D Preferred Unitholder shall equal zero; and

         (E) Fifth, 100% to the General Partner and Common Unitholders in accordance with their Percentage Interests.

         (3) DEFINITIONS. For purposes of this Section 5.01(a), the following terms shall have the meanings indicated:

             "COMMON UNITHOLDER(S)" means all Persons holding a Limited Partnership Interest in the Partnership other than the Series B Preferred Unitholders, Series C Preferred Unitholders and Series D Preferred Unitholders.

             "SERIES B PREFERRED UNIT DISTRIBUTION AMOUNT" means the amount distributable to the Series B Preferred Unitholders as provided in
         Section 4.02(e) of the Second Amendment to the Second Amended and Restated Agreement of Limited Partnership of the Partnership dated June 25, 1998.

             "SERIES B PREFERRED UNITHOLDER" means any Person holding Series B Preferred Units.

             "SERIES B PREFERRED UNITS" means the Series B Cumulative Redeemable Perpetual Preferred Units of Partnership Interest issued pursuant to the Second Amendment to the Second Amended and Restated Agreement of Limited Partnership of the Partnership dated June 25, 1998.

             "SERIES C PREFERRED UNIT DISTRIBUTION AMOUNT" means the amount distributable to the Series C Preferred Unitholders as provided in
         Section 4.02(f) of the Eighth Amendment to the Second Amended and Restated Agreement of Limited Partnership of the Partnership dated September 17, 1999.

             "SERIES C PREFERRED UNITHOLDER" means any Person holding Series C Preferred Units.

             "SERIES C PREFERRED UNITS" means the Series C Cumulative Redeemable Perpetual Preferred Units of Partnership Interest issued pursuant to the Eighth Amendment to the Second Amended and Restated Agreement of Limited Partnership of the Partnership dated September 17, 1999.

             "SERIES D PREFERRED UNIT DISTRIBUTION AMOUNT" means the amount distributable to the Series D Preferred Unitholders as provided in
         Section 4.02(g) of this Thirteenth Amendment.

             "SERIES D PREFERRED UNITHOLDER" means any Person holding Series D Preferred Units.

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

             "SERIES D PREFERRED UNITS" means the Series D Cumulative Convertible Redeemable Preferred Units of Partnership Interest issued pursuant to this Thirteenth Amendment.

             "UNDISTRIBUTED SERIES B PREFERRED UNIT DISTRIBUTION AMOUNT" means the excess of (i) the aggregate amount of Profit allocated to the Series B Unitholders under SECTION 5.01(a)(1)(D) and (ii) the aggregated amount of distributions made to the Series B Unitholders under Section 3 of Section 4.02(e) of the Second Amendment to the Second Amended and Restated Agreement of Limited Partnership of the Partnership dated June 25, 1998.

             "UNDISTRIBUTED SERIES C PREFERRED UNIT DISTRIBUTION AMOUNT" means the excess of (i) the aggregate amount of Profit allocated to the Series C Unitholders under SECTION 5.01(a)(1)(D) and (ii) the aggregated amount of distributions made to the Series C Unitholders under Section 3 of Section 4.02(f) of the Eighth Amendment to the Second Amended and Restated Agreement of Limited Partnership of the Partnership dated September 17, 1999.

             "UNDISTRIBUTED SERIES D PREFERRED UNIT DISTRIBUTION AMOUNT" means the excess of (i) the aggregate amount of Profit allocated to the Series D Unitholders under SECTION 5.01(a)(1)(D) and (ii) the aggregated amount of distributions made to the Series D Unitholders under Section 3 of Section 4.02(g) of this Thirteenth Amendment.

         IV. AMENDMENT TO EXHIBIT A. Exhibit A to the Agreement is hereby amended and restated in its entirety as set forth on EXHIBIT A attached hereto.

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

         IN WITNESS WHEREOF, the General Partner has caused this Amendment to be duly executed by its Senior Vice President this 20th day of March, 2001.

                                          PRENTISS PROPERTIES I, INC.



                                          By:  /s/ MICHAEL A. ERNST
                                              -------------------------------
                                          Name:    Michael A. Ernst
                                          Title:   Chief Financial Officer



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